EXHIBIT 4.8

                     ELEVENTH AMENDMENT TO CREDIT AGREEMENT

     THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 30, 1997 (this "Amendment"), to the Existing Credit Agreement (as defined below) is entered into by and among TRIANGLE PACIFIC CORP., a Delaware corporation (the "Borrower"), the various financial institutions parties hereto (collectively, the "Lenders"), BANK OF AMERICA NT&SA as co-agent (the "Co-Agent") for the Lenders and the BANK OF NOVA SCOTIA as the agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders, the Co-Agent and the Agent have heretofore entered into that certain Credit Agreement, dated as of August 4, 1993 (as amended or otherwise modified prior to the date hereof, "Existing Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects as set forth below; and

     WHEREAS, the Lenders are willing, on the terms and conditions set forth below, to amend the Existing Credit Agreement in certain respects as provided herein (the Existing Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Lenders hereby agree as follows:


                                   PART I.
                                 DEFINITIONS

     SUBPART I.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Affirmation and Consent" means the affirmation and consent executed and delivered pursuant to Subpart 3.1.4.

     "Agent" is defined in the preamble.

     "Amendment" is defined in the preamble.

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     "Borrower" is defined in the preamble.

     "Co-Agent" is defined in the preamble.

     "Credit Agreement" is defined in the third recital.

     "Eleventh Amendment" is defined in Subpart 3.1.

     "Eleventh Amendment Effective Date" is defined in Subpart 3.1.

     "Existing Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the preamble.

     "Restructuring Subsidiaries" means, collectively, BHFG Corp.,
                    BHFL Corp., HFCG Corp., HFCL Corp., DTM Corp. and Hartco Hardwood Flooring L.P., all organized under the laws of the State of Delaware, and Bruce Hardwood Flooring L.P., organized under the laws of the State of Texas.

     "Restructuring Transactions" means the transactions described in Annex I hereto.

     SUBPART I.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings provided therein.


                                    PART II.

                       AMENDMENTS TO AND CONSENTS UNDER THE
                          EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Eleventh Amendment Effective Date, and in reliance upon the representations and warranties made herein and in each other agreement furnished to the Agent pursuant to the terms hereof or in connection herewith, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and the consummation of the Restructuring Transactions is hereby consented to, all in accordance with this
Part II. Except as expressly so amended or modified by this Amendment, the Existing Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with their respective terms.

     SUBPART II.1. Amendments to Article I ("DEFINITIONS AND ACCOUNTING TERMS"). Article I of the Existing Credit Agreement is hereby amended in accordance with Subpart 2.1.1, Subpart 2.1.2 and Subpart 2.1.3.

     SUBPART II.1.1. Section 1.1 ("Defined Terms") of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "'Master Subordination Agreement' means that certain Intercompany Subordination Agreement dated September 30, 1997 among the Borrower, the Agent Hartco, RHF, Worldwide Kitchens and the Restructuring Subsidiaries.

          "'Restructuring Subsidiaries' means, collectively, BHFG Corp., BHFL Corp., HFCG Corp., HFCL Corp., DTM Corp. and Hartco Hardwood Flooring L.P., all organized under the laws of the State of Delaware, and Bruce Hardwood Flooring L.P., organized under the laws of the State of Texas."

          "'Restructuring Transactions' means the transactions described in
     Item 7.2.11 to the Disclosure Schedule."

     SUBPART II.1.2. The following defined terms in Section 1.1 ("Defined Terms") of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

          "'Other Rental Obligations' means (without duplication) all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would not be classified as capitalized leases."

          "'Subsidiary' means, with respect to any Person, any Person of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such Person (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or if such Person is not a corporation, more than 50% of the outstanding shares, interests, participation or other equivalents (however designated) of such Person, is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person."

     SUBPART II.1.3. Clause (b)(vi) of the definition of "Fixed Charge Coverage Ratio" in Section 1.1 ("Defined Terms") is hereby amended to read in its entirety as follows:
          "(vi) the aggregate amount of Investments made by the Borrower and its Subsidiaries during such period, but only to the extent that such amount, when aggregated with the amount of all other Investments made since the Eleventh Amendment Effective Date, exceeds $35,000,000."

     SUBPART II.2. Amendments to Article VI ("REPRESENTATIONS AND WARRANTIES"). Article VI of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1, Subpart 2.2.2 and Subpart 2.2.3.
    SUBPART II.2.1. Section 6.1 ("Organization, etc.") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

           "SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries which is a corporation or partnership is validly organized and existing and in good standing under the laws of the State or other jurisdiction of its organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. The Borrower and each of its

     Subsidiaries is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the failure so to qualify could have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it."

     SUBPART II.2.2. Section 6.2 ("Due Authorization, Non-Contravention, etc") of the Existing Credit Agreement is hereby amended by adding the words "or partnership" after the word "corporate" as it occurs in the next to last line of the first paragraph.

     SUBPART II.2.3. Section 6.5 ("Financial Information") of the Existing Credit Agreement is hereby amended by adding the words "or partnerships" after the word "corporations" in the next to last line of the first paragraph.

     SUBPART II.3. Amendments to Article VII ("COVENANTS"). Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.3.1, Subpart 2.3.2, Subpart 2.3.3, Subpart 2.3.4, Subpart 2.3.5, Subpart
2.3.6 and Subpart 2.3.7.

     SUBPART II.3.1. Section 7.1.2 ("Compliance with Laws, etc.") of the Existing Credit Agreement is hereby amended by adding the words "or partnership" after the word "corporate" in the first line of clause (a) of
Section 7.2.2.

     SUBPART II.3.2. Section 7.2.2 ("Indebtedness") of the Existing Credit Agreement is hereby amended by:

          (a)  (i) Deleting the word "and" at the end of Section
     7.2.2(c)(iii), (ii) deleting the period at the end of such subsection,
     (iii) inserting a semi-colon and the word "and" at the end of clause
     (c)(iv) of such subsection and (iv) inserting a new clause (v) to such subsection which shall read as follows:

               "(v) Indebtedness of the Borrower and Hartco existing on the date on which the Restructuring Transactions are consummated which is assumed by the Restructuring Subsidiaries as part of the Restructuring Transactions."

          (b)  Amending  Section 7.2.2(f) in its entirety to read as follows:

               "(f) Indebtedness (other than trade payables incurred in the ordinary course of business as allowed in clause (e) above) of (i) the Borrower to any of its Subsidiaries that have delivered the Master Subordination Agreement; (ii) a Subsidiary of the Borrower to the Borrower; provided, that such Subsidiary shall not become liable to any Person other than the Borrower in respect of such Indebtedness, and the amount of such Indebtedness incurred after the Closing Date shall not exceed an amount equal to the principal amount of Credit Extensions attributable to the Net Asset Value of Eligible Accounts and Eligible Inventory of such Subsidiary that have been utilized in arriving at the then existing Borrowing Base

          Amount; and in the event any such intercompany Indebtedness shall be evidenced by a note or other instrument, such note or other instrument shall be delivered to the Agent;"

          (c)  Amending Section 7.2.2(h) in its entirety to read as follows:

               "(h) Indebtedness of the Borrower (i) in respect of its guaranty of Other Rental Obligations of any of its Subsidiaries incurred pursuant to the limits set forth in Section 7.2.8(k); and
          (ii) under the Borrower Guaranty;"

          (d) Renumbering the subsections following subsection (h) as subsections (i), (j), (k), and (l), respectively.

          (e)  Amending Section 7.2.2(l) in its entirety to read as follows:

               "(l) Indebtedness of Permitted Foreign Subsidiaries to Persons other than the Borrower in an amount not in excess of $2,000,000, and Contingent Liabilities of the Borrower in respect thereof (calculated without duplication of specific Indebtedness and the Contingent Obligations arising in respect thereof);"

     SUBPART II.3.3. Section 7.2.3 ("Liens") of the Existing Credit Agreement is hereby amended by:

          (a) (i) inserting the word "and" following the semi-colon appearing at the end of clause (c)(iii) of Section 7.2.3 and (ii) inserting a new clause (iv) to such subsection which shall read as follows:

               "(iv) on assets of the Borrower and Hartco conveyed to the Restructuring Subsidiaries as part of the Restructuring Transactions, (including Liens securing the Obligations) which are existing on the date on which the Restructuring Transactions are consummated and which may be regranted, ratified and continued by the Restructuring Subsidiaries;"

     SUBPART II.3.4. Section 7.2.5 ("Investments") of the Existing Credit Agreement is hereby amended by:

          (a) (i) Deleting the word "and" following the semi-colon appearing at the end of clause (e)(ii) of such subsection, (ii) inserting the word "and" following the semi-colon appearing at the end of clause (e)(iii) of such subsection and (iii) inserting a new clause (iv) to such subsection which shall read as follows:

               "(iv) Investments by the Borrower or any of its Subsidiaries in any of the Restructuring Subsidiaries, or by any such Restructuring Subsidiary in any other Restructuring Subsidiary, by way of contributions to capital or loans or advances, in connection with the Restructuring Transactions;"

     SUBPART II.3.5. Section 7.2.8 ("Rental Obligations") is hereby amended in its entirety to read as follows:

            "SECTION 7.2.8. Rental Obligations Rental Obligations Rental ObligationsRental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except Other Rental Obligations which will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in any Fiscal Year in excess of the amount set forth below opposite such Fiscal Year (provided, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges and shall also exclude any amounts owed with respect to leases between the Borrower and any of its Subsidiaries or between Subsidiaries of the Borrower):

                                        Aggregate Amount
               Fiscal Year                 of Rentals
               -----------              ----------------

                 1996                      $7,500,000

                 1997                      $9,000,000

                 1998                     $13,500,000

                 1999                     $14,000,000

                 2000                     $14,000,000."

     SUBPART II.3.6. Section 7.2.11 (Asset Dispositions, etc.) of the Existing Credit Agreement is hereby amended by (i) deleting the word "or" at the end of subsection (d) thereof; (ii) deleting the period at the end of subsection (e) thereof and (iii) inserting a new subsection (f) which shall read as follows:

          "(f) the sale, transfer, lease, contribution or conveyance of assets of the Borrower and Hartco to the Restructuring Subsidiaries and the conveyance of assets of Hartco to the Borrower as part of the Restructuring Transactions."

     SUBPART II.3.7. The Disclosure Schedule is hereby amended by adding thereto Item 7.2.11 as set forth in Annex I hereto and by replacing Item 6.8 "Existing Subsidiaries" with Item 6.8 as set forth in Annex II hereto.


                                 PART III.

                         CONDITIONS TO EFFECTIVENESS

     SUBPART III.1. Eleventh Amendment Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as the "Eleventh Amendment", on the date (the

"Eleventh Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

     SUBPART III.1.1. Delivery of Guaranties. The Agent shall have received, for the benefit of each Lender, the Issuer and the Agent, a guaranty in respect of the Obligations in a form reasonably satisfactory to the Agent, duly executed and delivered by an Authorized Officer of each of the Restructuring Subsidiaries or, if such Restructuring Subsidiary is a limited partnership, its General Partner, dated as of the Eleventh Amendment Effective date (the "Guaranties").

     SUBPART III.1.2. Delivery of the Security Agreements. The Agent shall have received, for the benefit of each Lender, the Issuer and the Agent, a security agreement in a form reasonably satisfactory to the Agent, duly executed and delivered by an Authorized Officer of each of the Restructuring Subsidiaries or, if such Restructuring Subsidiary is a limited partnership, its General Partner, dated as of the Eleventh Amendment Effective Date (the "Security Agreements"), together with such opinions in form and substance and from counsel satisfactory to Agent, as the Agent may require, together with
(i) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (other than the Agent) in any collateral described in such security agreement previously granted by any Person, (ii) Uniform Commercial Code financing statements naming each of the Restructuring Subsidiaries as the debtor and the Agent as the secured party to be filed under all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to such security agreement and (iii) certified copies of Uniform Commercial Code requests for information or similar search reports dated a date reasonably near the date of the effectuation of the Restructuring Transactions listing all effective financing statements which name any of Restructuring Subsidiaries as a debtor.

     SUBPART III.1.3. Solvency Certificate. The Agent shall have received for the benefit of each Lender, the Issuer and the Agent, a solvency certificate of an Authorized Officer of Borrower, in a form reasonably satisfactory to the Agent, dated as of the Eleventh Amendment Effective Date.

     SUBPART III.1.4. Affirmation and Consent. The Agent shall have received a duly executed copy of the Affirmation and Consent to this Amendment, in a form reasonably satisfactory to the Agent, duly executed and delivered by each Obligor.

     SUBPART III.1.5. Consummation of the Restructuring Transactions. The Restructuring Transactions shall have been completed without a material change in the terms of the Restructuring Transactions from those set forth in Annex I hereto, except as may be otherwise consented to by the Required Lenders.

     SUBPART III.1.6. Expenses. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, reimbursement of all the Agent's expenses incurred and payable by Borrower under Subpart 4.5.

     SUBPART III.1.7. Opinions of Counsel. The Agent shall have received such opinions, each dated the Eleventh Amendment Effective Date, in form and substance and from counsel satisfactory to the Agent, as the Agent may require.

     SUBPART III.1.8. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agent and its counsel.

     SUBPART III.1.9. Execution of Counterparts. The Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower and each of the Lenders.

     SUBPART III.1.10. Resolutions. etc. The Agent shall have received in form and substance satisfactory to the Agent,

          (a) a certificate, dated the Eleventh Amendment Effective Date, of the Borrower's Secretary or Assistant Secretary as to

               (i) resolutions of the Borrower's Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document executed or to be executed by it in connection herewith; and
(ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment and each other Loan Document executed or to be executed by it in connection herewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate;

          (b) a certificate, dated the Eleventh Amendment Effective Date, of the Secretary or Assistant Secretary of each of the Restructuring Subsidiaries, or if such Restructuring Subsidiary is a limited partnership, its General Partner, as to

               (i) resolutions of the Board of Directors of each of the Restructuring Subsidiaries, or if such Restructuring Subsidiary is a limited partnership, its General Partner, then in full force and effect authorizing the execution, delivery and performance of a guaranty and security agreement (as such are described in Subparts
          3.1.1. and 3.1.2, above) and each other Loan Document executed or to be executed by each of the Restructuring Subsidiaries, in the name and on behalf of each of the Restructuring Subsidiaries, in connection herewith and therewith; and

               (ii) the incumbency and signatures of those officers of each of the Restructuring Subsidiaries, or if such Restructuring Subsidiary is a limited partnership, its General Partner, authorized to act with respect to the guaranty and the security agreement of each of the Restructuring Subsidiaries described in Subparts 3.1.1 and 3.1.2 below and each other Loan Document executed or to be executed by each of the Restructuring Subsidiaries or if such Restructuring Subsidiary is a limited partnership, its General Partner, in the name and on behalf of each of the Restructuring Subsidiaries, in connection herewith and therewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of each of the Restructuring Subsidiaries cancelling or amending such prior certificate;

          (c) a certificate, dated the Eleventh Amendment Effective Date, of the Secretary or Assistant Secretary of each other Obligor as to
(i) resolutions of such Obligor's Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Affirmation and Consent and each other Loan Document executed or to be executed by it in connection herewith; and

               (ii) the incumbency and signatures of those officers of such Obligor authorized to act with respect to the Affirmation and Consent and each other Loan Document executed or to be executed by
          it in connection herewith,     upon which certificate each Lender
may conclusively rely with respect to
     the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor cancelling or amending such prior certificate; and

          (d) such other documents (certified if requested) or certificates as the Agent may reasonably request with respect to this Amendment, the Affirmation and Consent, any other Loan Document or any Organic Document or approval.
PART IV.

MISCELLANEOUS; REPRESENTATIONS

     SUBPART IV.1.  Cross-References.
References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

     SUBPART IV.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement (and, following the Eleventh Amendment Effective Date, the Credit Agreement).

     SUBPART IV.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective
successors and assigns.     SUBPART IV.4.  Full Force and Effect; Limited
Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

     SUBPART IV.5. Payment of Expenses. The Borrower hereby agrees to pay and reimburse the Agent for all of its reasonable expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Agent; provided that neither the Agent nor any Lender shall charge a fee to the Borrower in connection with the Restructuring Transactions or this Amendment.

     SUBPART IV.6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SUBPART IV.7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. SUBPART IV.8. Compliance with Warranties. No Default, etc. Both before and after giving effect to the occurrence of the Eleventh Amendment Effective Date and the amendments to the Existing Credit Agreement set forth above, the Borrower represents and warrants to the Lenders that the following statements are true and correct:

          (a   the representations and warranties set forth in Article VI
     (excluding, however, those contained in Section 6.7) of the Existing Credit Agreement and the representations and warranties set forth in
     Article III of each Security Agreement and in Article III of each Subsidiary Guaranty and in each other Loan Document are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

          (b   except as disclosed by the Borrower to the Agent and the
     Lenders pursuant to Section 6.7 of the Existing Credit Agreement,
(i   no labor controversy, litigation, arbitration or
          governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

               (ii no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

               (iii no Default has occurred and is continuing.     SUBPART
IV.9. Additional Representations. In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower hereby additionally
represents and warrants as follows:          (a   the execution and delivery
of this Amendment and the
     performance by the Borrower and each of its Subsidiaries of each of their respective obligations hereunder, under each other Loan Document, under the Existing Credit Agreement as amended hereby and, upon the occurrence of the Eleventh Amendment Effective Date, under the Credit Agreement are within such Person's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required), and do not (i) contravene such Person's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Person or (iii) result in, or require the creation or imposition of, any Lien on any of such Person's properties (other than pursuant to a Loan Document); and

          (b   this Amendment, each other Loan Document, the Existing Credit
     Agreement as amended hereby and, upon the occurrence of the Eleventh Amendment Effective Date, the Credit Agreement are the legal, valid and binding obligations of the Borrower and each of its Subsidiaries, as applicable, enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).



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
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                        TRIANGLE PACIFIC CORP.



                                        By:  ---------------------------------
                                             Title:



                                        THE BANK OF NOVA SCOTIA



                                        By:  ---------------------------------
                                             Title:



                                        BANK OF AMERICA NT&SA



                                        By:  ---------------------------------
                                             Title:



                                        COMERICA BANK - TEXAS



                                        By:  ---------------------------------
                                             Title:

                                                                       ANNEX I

                               RESTRUCTURING TRANSACTIONS

     As used in the Amendment and the Existing Credit Agreement, the term "Restructuring Transactions" means the transactions summarized on the attachment hereto.

1. All sales, marketing and lumber buying operations will be conducted by the Borrower, including any such operations previously conducted by Hartco, and all accounts and notes receivables of Hartco will be transferred to the Borrower.

2. All of the Borrower's hardwood flooring manufacturing operations (other than those conducted by Hartco) will be transferred to Bruce Hardwood Flooring L.P., a Texas limited partnership of which BHFL Corp. will be the 99% limited partner and BHFG Corp. will be the 1% general partner. All real property and tangible personal property, and all patents, trademarks and other intellectual property, utilized in these operations will be either transferred or leased by the Borrower to, and all associated liabilities will be assumed by, Bruce Hardwood Flooring L.P.

3. All of Hartco's hardwood flooring and related manufacturing operations will be transferred to Hartco Hardwood Flooring L.P., a Delaware limited partnership to which HFCL Corp. will be the 99% limited partner and HFCG Corp. will be the 1% general partner. All real property and tangible personal property utilized in these operations and all patents, trademarks and other intellectual property will be transferred by Hartco to Hartco Hardwood Flooring L.P. or transferred to DTM Corp. and then leased by DTM Corp. to Hartco Hardwood Flooring L.P., and all associated liabilities will be assumed by Hartco Hardwood Flooring L.P. or DTM Corp., as the case may be.

                                                                      ANNEX II

ITEM 6.8           Existing Subsidiaries.


Corporate Subsidiaries of Borrower

                                   State of            Ownership
Name                               Organization            %
----                               ------------         --------

Worldwide Kitchens, Inc.           Delaware                100%

Hartco Flooring Company            Tennessee               100%

BHFG Corp.                         Delaware                100%

BHFL Corp.                         Delaware                100%

Robbins Hardwood Flooring, Inc.    Delaware                100%



Corporate Subsidiary of Hartco Flooring Company

DTM Corp.                          Delaware                100%

HFCG Corp.                         Delaware                100%

HFCL Corp.                         Delaware                100%



Limited Partnerships

Bruce Hardwood Flooring L.P.       Texas
                       Limited Partner - BHFL Corp.     99%
                       General Partner - BHFG Corp.      1%

Hartco Hardwood Flooring L.P.      Delaware
                       Limited Partner - HFCL Corp.     99%
                       General Partner - HFCG Corp.      1%